SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COSAN LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Av. Juscelino Kubitschek, 1726 – 6th floor São Paulo, SP – 04543-000

Federative Republic of Brazil	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-144010
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

        (Title of Class)

None

Item 1: Description of Registrant’s Securities to be Registered

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-144010) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COSAN LIMITED

By:	/S/ RUBENS OMETTO SILVEIRA MELLO
	Name:	Rubens Ometto Silveira Mello
	Title:	Chairman and Chief Executive Officer

By:	/S/ PAULO SÉRGIO DE OLIVEIRA DINIZ
	Name:	Paulo Sérgio de Oliveira Diniz
	Title:	Director and Chief Financial Officer

Date: August 10, 2007

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